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                                                                   EXHIBIT 23.1

                        Consent of Independent Auditors

The Board of Directors
Golden State Bancorp Inc.:

   We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 ("Registration Statement") of Citigroup Inc. of our report dated January 15, 2002, with respect to the consolidated balance sheets of Golden State Bancorp Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, which report is included in the annual report on Form 10-K of Golden State Bancorp Inc. for the year ended December 31, 2001, incorporated by reference in the Registration Statement, and to the references to our firm under the headings "Experts" and "Selected Financial Data" in the Proxy Statement-Prospectus. Our report dated January 15, 2002, contains and explanatory paragraph stating that Golden State Bancorp Inc. changed its method of accounting for derivatives and hedging activities in 2001.

                                          KPMG LLP

San Francisco, California
July 22, 2002